Exhibit 10.68

CREDIT SERVICES AGREEMENT

(OHIO ONLINE)

THIS CREDIT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of July 15, 2015, by and between NCP FINANCE OHIO, LLC, an Ohio limited liability company (“Lender”), and RISE CREDIT SERVICE OF OHIO, LLC a Texas limited liability company (“CSO”).

WHEREAS, the parties desire to enter into this Agreement for the purpose of setting forth the terms and conditions which will govern certain credit services to be provided by CSO in connection with the brokering of Loans (as defined below).

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and CSO agree as follows:

1. Definitions. Except as may be explicitly stated otherwise herein, the following terms shall have the following meanings ascribed to them below:

“Advertising Materials” means all materials and methods used by CSO in the performance of its marketing and promotion obligations under this Agreement, including, without limitation, brochures, letters, print advertisements, Internet advertisements, television and radio communications and other advertising, promotional and similar materials.

“Borrowers” mean those persons who are borrowers with respect to the Loans.

CSO Program” means the credit services program of CSO for providing credit services to Borrowers resident in the state of Ohio, including issuing guaranties on behalf of Borrowers to enhance their credit, and brokering Loans between Lender and Borrowers pursuant to this Agreement and the Program Guidelines.

“GLBA” means the Gramm-Leach-Bliley Act of 1999, any successor federal statute thereto and all rules and regulations promulgated thereunder, as any of the same may be amended from time to time.

“Loan Program” means the lending program of Lender for the origination and consummation of Loans pursuant to this Agreement.

“Loans” means consumer loans with an interest rate not to exceed 25% per annum made by Lender to Borrowers resident in the state of Ohio pursuant to this Agreement and the Program Guidelines.

Materials” means the Advertising Materials and/or the Program Materials.

“Money Laundering and Anti-Terrorism Rules” means, without limitation, federal states, rules, regulations and executive orders related to money laundering and anti-terrorism,

including, without limitation, the Bank Secrecy Act, the USA PATRIOT Act of 2001, and rules and regulations promulgated by the United States Department of Treasury, the Office of Foreign Asset Control, and each other federal agency or office.

“Program Guidelines” means those guidelines established pursuant to Section 6 below for the administration of the CSO Program and the Loan Program.

“Program Materials” means all promissory notes, documents, and materials and methods used in connection with the performance of the parties’ obligations under this Agreement, including without limitation, applications, disclosures and agreements required by the Rules, promissory notes, privacy policies, collection materials and the like, but excluding Advertising Materials.

“Proprietary Rights” means any copyright, patent, trademark, proprietary information or trade secret owned by a party hereto.

“Red Flag Rules” means the identity theft provisions in the federal Fair Credit Reporting Act and the Federal Trade Commission’s identity theft rules set forth in 16 C.F.R. Part 681, as each of the same may be amended from time to time.

“Regulatory Authority” means any local, state, or federal regulatory authority having jurisdiction or exercising regulatory or similar oversight with respect to Lender, CSO, or Third Party Service Providers (except that nothing herein shall be deemed to constitute an acknowledgement by any party hereto that any Regulatory Authority has jurisdiction or exercises regulatory or similar oversight with respect to the Loans, the CSO Program and/or the Loan Program or any party hereto with respect to the performance of their respective obligations hereunder).

“Rules” means all local, state, and federal statutes, regulations, or ordinances applicable to the acts of Lender, CSO, or a Third Party Service Provider as they relate to the CSO Program and/or the Loan Program; any order, decision, injunction, or similar pronouncement of any court, tribunal, or arbitration panel issued with respect to Lender, CSO, or a Third Party Service Provider in connection with this Agreement, the CSO Program and/or the Loan Program; and any regulations, policy statements, and any similar pronouncement of a Regulatory Authority applicable to the acts of Lender, CSO, or a Third Party Service Provider as they relate to this Agreement or the CSO Program and/or the Loan Program, if any.

“Third Party Service Provider” means any contractor or service provider directly or indirectly retained by Lender or CSO, who provides or renders services in connection with the CSO Program and/or the Loan Program.

Other terms defined herein have the meanings so given to them. Each reference in this Agreement to a definition is a reference to a definition contained in this Agreement, unless the context expressly provides otherwise. Whenever the context requires, references in this Agreement to the singular number shall include the plural, and the plural number shall include the singular. Words denoting gender shall include the masculine, feminine and neuter.

2. General Description of the CSO Program and the Loan Program.

a. CSO Program. The parties agree that CSO’s responsibility under the CSO Program shall be to act as a “credit services organization” on behalf of consumers in accordance with the Ohio Credit Services Organization Act (Ohio Revised Code Chapter 4712) (the “CSOA”), and as such CSO shall have the right to charge a Borrower a fee (a “CSO Fee”) for brokering a Loan on behalf of such Borrower. CSO shall not share with Lender, and Lender shall not accept, any portion of any CSO Fee obtained from a Borrower. The credit services CSO provides to each Borrower shall be governed by a credit services information statement (each a “CSO Information Statement”), a credit services contract between CSO and each Borrower (each a “CSO Contract”), and a notice of cancellation to be provided by CSO to each Borrower that may be executed and delivered by each Borrower to CSO (each a “CSO Notice of Cancellation”). CSO, in CSO’s sole discretion, shall be solely responsible for determining the amount of the CSO Fee, the disclosures set forth in the CSO Information Statement, the terms and conditions of each CSO Contract, the disclosures contained in the CSO Notice of Cancellation and whether or not it is appropriate to offer any particular consumer the opportunity to apply for a Loan. Nothing herein shall be deemed to commit CSO to broker any particular level or number of applicants for Loans, and CSO makes no representation as to the number of Loan applications CSO will submit to Lender on behalf of prospective Borrowers. Furthermore, nothing herein shall be deemed to require CSO to submit to Lender the application of any prospective Borrower to whom CSO has determined not to provide credit services.

b. Loan Program. The parties agree that the Loan Program shall consist of the origination, funding, and collection of Loans, from time to time in accordance with the Program Guidelines, to Borrowers who are residents of the State of Ohio. The parties agree that Lender shall have sole responsibility for establishing credit and underwriting criteria for the Loans, making the decisions as to whether or not to make Loans to prospective Borrowers, funding the Loans, and managing the Loan Program in accordance with Lender’s express obligations under this Agreement and the Program Guidelines. Nothing herein shall be deemed to commit Lender to originate or fund any particular level or number of Loans, and Lender makes no representation as to the amount of funding it will be able to raise for the Loans.

c. CSO and Lender intend to comply with all applicable Rules and to operate independently of each other in their respective capacities as a credit services organization and a lender.

d. The parties shall endeavor to begin the CSO Program and the Loan Program and commence making the Loans hereunder as soon as practical.

3. Duties and Responsibilities of Lender. Lender shall perform and discharge the following duties and responsibilities:

a. Develop (and from time to time as it determines appropriate, modify) credit and underwriting criteria determined by Lender, in Lender’s sole discretion, to be reasonable and prudent for the Loan Program and the Loans.

b. Make a determination, in Lender’s sole discretion, as to whether or not to extend a Loan to a prospective Borrower (which determination shall be made on a case by case basis pursuant to scoring systems or other criteria or models established by Lender).

c. Extend credit to Borrowers in the form of Loans and fund the Loans.

d. Disburse the proceeds of Loans to Borrowers.

e. Manage the Loan Program and the portfolio of Loans in accordance with Lender’s express obligations under this Agreement and under the Program Guidelines using commercially reasonable standards of care, skill and attention.

f. Generate adverse action notices and other communications that may be required under the Rules to persons who apply for but are denied a Loan.

4. Duties and Responsibilities of CSO. CSO shall perform certain arranging functions and credit services in connection with this Agreement under the Loan Program, as provided in this Agreement and in the Program Guidelines, and CSO hereby agrees to perform and discharge the following duties and responsibilities at its own cost and expense:

a. Market and promote the Loans and solicit potential Borrowers in the manner set out in Section 7 below.

b. Post a conspicuous notice on CSO’s website that identifies Lender as the lender of the Loans and provide such other information as Lender and CSO may mutually agree from time to time, with each party acting in good faith and in a commercially reasonable manner.

c. Provide certain disclosures and agreements to each Borrower, including a CSO Information Statement, a CSO Contract and a Notice of Cancellation in the manner described in the Program Guidelines.

d. Oversee the application process for Loans, solicit applications, and assist potential Borrowers in completing applications.

e. Review and confirm the identities of prospective Borrowers and comply in all respects with applicable federal and state customer identification and “know your customer” laws and regulations, including, without limitation, the Money Laundering and Anti-Terrorism Rules.

f. Transmit Loan applications to Lender in accordance with the Program Guidelines.

g. Comply with all registration, bonding and other requirements of the CSOA and any regulations promulgated thereunder, and with state and federal laws and regulations.

h. Comply with all record-keeping rules and requirements of Ohio law concerning Borrowers’ information.

5. Guaranty. Pursuant to each CSO Contract, and regardless of whether the CSO Contract is cancelled, CSO agrees to, and hereby does, unconditionally guaranty, on behalf of the Borrower, and for the benefit of Lender, the prompt payment of all amounts due under each Loan to Lender as set forth in the Guaranty Agreement between CSO and Lender.

6. Program Guidelines. Lender and CSO will mutually agree upon the Program Guidelines in writing and will comply with such Program Guidelines, as the same may be amended from time to time by written agreement of the parties. The parties may modify the then current Program Guidelines only by means of a written agreement signed by duly authorized representatives of both parties. Both parties agree to act in good faith and in a commercially reasonable manner in connection with the establishment and modification, if any, of the Program Guidelines. The parties agree to perform their duties and responsibilities under this Agreement in accordance with the provisions of the Program Guidelines, as they may be modified from time to time.

7. Program Materials; Advertising Materials; Trade Names and Trademarks. The parties shall each be responsible for preparing their own respective Program Materials; provided, however, prior to the use of any Program Materials prepared by one party, the other party shall be entitled to review such Program Materials in the manner described below. Each party agrees that it will not use any Program Materials unless such Program Materials have been reviewed in advance by the other party hereto. CSO shall be responsible for the development of proposed Advertising Materials concerning advertising and marketing of Loans and solicitation of potential Borrowers. All Advertising Materials shall comply with the Rules. The form and content of all Advertising Materials shall be subject to the prior review of Lender in the manner described below. The nature of the Advertising Materials, the scope of their dissemination, and the total expenditures to be made on Advertising Materials for the CSO Program shall be determined by CSO in its reasonable discretion, and CSO shall pay all expenses concerning the production, use, and dissemination of Advertising Materials. Notwithstanding anything herein to the contrary, each party agrees that it will respond in writing to any request from the other party for review of any Advertising Materials or Program Materials within five (5) business days following such other party’s receipt of such Materials and any such Materials shall be deemed without objection by such other party upon the earlier to occur of (a) the actual notification of review without objection of such Materials, or (b) upon the expiration of the above-described five (5) business day period if the party whose review is being sought fails to timely respond within such five (5) business day period. If either party objects to any proposed Program Materials or Advertising Materials within the required time frame, such party will detail its reasons for such disapproval in such party’s written objection notice to the other party and the parties will use reasonable commercial efforts to address any such objections. Either party hereto may at any time retract or modify any notice previously given by it with respect to any Program Materials or Advertising Materials if such action is necessary in order to remain in compliance with the Rules; provided, however, no party shall retract or modify a notice if there has been no intervening change in the Rules which would require such retraction or modification. Lender and CSO each acknowledge that Program Materials or Advertising Materials may contain trade names, trademarks, or service marks of the other party, and each party shall have no authority to use any such names or marks of the other party separate and apart from their use in the Program Materials or Advertising Materials. The parties shall use Program Materials and Advertising Materials only for the purpose of implementing the provisions of this Agreement and shall not use Program Materials or Advertising Materials in any manner that would violate the Rules or any provision of the Program Guidelines.

8. Loan Terms and Charges; CSO Terms and Fees. All underwriting criteria, Loan terms and all interest, fees, and other charges associated with the Loans, exclusive of any CSO Fees, and shall be established by Lender. Lender shall have the right to modify any underwriting criteria, Loan term, interest rate, fee, or other charge (exclusive of any CSO Fees), from time to time, at its discretion, including, without limitation, if Lender reasonably determines that any such modification is necessary in order to remain in compliance with the Rules. The terms and conditions of the CSO Information Statements, the CSO Contracts, the CSO Notices of Cancellation and the amount of any CSO Fees shall be established by CSO and shall comply with the Rules. CSO shall have the right to modify any CSO Information Statements, CSO Contracts, CSO Notices of Cancellation and the amount of any CSO Fees, from time to time, at its discretion, including, without limitation, if CSO reasonably determines that such modification is necessary in order to remain in compliance with the Rules. In the event either party hereto becomes aware that any underwriting criteria, Loan terms, interest, fee or other charge associated with any Loan, any terms and conditions of the CSO Information Statements, the CSO Contracts, the CSO Notices of Cancellation, CSO’s activities as a third party debt collector in the event Loans are assigned to CSO upon default, or the amount of any CSO Fee is not in compliance with any Rule, the party becoming aware of the same shall notify the other party of such non-compliance and each party hereto agrees to cooperate in good faith with each other, and to diligently take commercially reasonable steps, as may be necessary in order to promptly correct any such non-compliance.

9. Third Party Service Providers. The parties will provide the other party any reasonably requested information regarding any Third Party Service Provider who such party retains, directly or indirectly, to assist it in performing its duties hereunder or to otherwise participate in the CSO Program and/or the Loan Program. All such Third Party Service Providers must obtain any and all licenses and registrations required under applicable Ohio or federal law to perform its duties hereunder or to otherwise participate in the CSO Program and/or the Loan Program. Each party reserves the right to require the other party to terminate the services of any Third Party Service Provider to whom such party reasonably objects. A party may condition its willingness to permit a Third Party Service Provider upon obtaining a written commitment from such Third Party Service Provider to comply with the terms of this Agreement and the Program Guidelines, to submit to audits and inspections by either party hereto, and to indemnify the parties hereto upon such terms and conditions as the parties hereto may reasonably require. CSO shall be responsible for supervising any Third Party Service Providers retained by CSO and shall be responsible for any failures of such Third Party Service Providers to comply with this Agreement and applicable law. Lender shall be responsible for supervising any Third Party Service Providers retained by Lender and shall be responsible for any failures of such Third Party Service Providers to comply with this Agreement and applicable law.

10. CSO’s Representations and Warranties. CSO makes the following warranties and representations to Lender, all of which shall survive the execution and termination of this Agreement for any reason:

a. This Agreement is valid, binding and enforceable against CSO in accordance with its terms, and CSO has received all necessary limited liability company approvals to enter into this Agreement and to perform its obligations hereunder. Except for CSO’s bond and license described below, CSO is not required to obtain the approval of, or be licensed by, any Regulatory Authority to lawfully perform its obligations hereunder.

b. CSO is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Texas and is authorized, registered, and licensed to do business in Ohio and in each other state in which the nature of its activities makes such authorization, registration, or licensing necessary or required. CSO is licensed and bonded as required for credit services organization under the CSOA and will remain so licensed and bonded throughout the term of this Agreement.

c. CSO has the full corporate power and authority to execute and deliver this Agreement and perform all of its obligations hereunder.

d. The provisions of this Agreement and the performance of each of CSO’s obligations hereunder do not conflict with CSO’s Articles of Organization, Operating Agreement, or any agreement, contract, lease, or obligation to which CSO is a party or by which CSO is bound.

e. The officers of CSO have approved the terms and conditions of this Agreement and have determined that entering into this Agreement is in the best interests of CSO.

f. This Agreement, the Program Guidelines and the provisions of each of them comply with and are enforceable under the Rules, and the operation of each of the CSO Program and the Loan Program in accordance with this Agreement and the Program Guidelines will not violate any of the Rules.

g. Neither CSO nor any principal thereof has been or is the subject of any of the following:

i. Criminal conviction (other than misdemeanor traffic offenses);

ii. IRS lien;

iii. Enforcement agreement, memorandum of understanding, cease and desist order, administrative penalty, or similar agreement concerning lending matters;

iv. Administrative or enforcement proceeding or material investigation commenced by the Securities Exchange Commission, state securities regulatory authority, Federal Trade Commission, or any other state or federal Regulatory Authority (excluding routine examinations conducted by a Regulatory Authority and excluding communications received in the ordinary course of business from any Regulatory Authority such as communications concerning consumer complaints or communications related to immaterial issues); or

v. Restraining order, decree, injunction, or judgment in any proceeding or lawsuit alleging fraud or deceptive practices or illegal activity on the part of CSO or any principal thereof.

For purposes of this Section 10(g) the term “principal” of CSO shall include (i) any person directly or indirectly owning a ten percent or more equity interest of CSO, (ii) any officer, member or director of CSO and (iii) any other person having the power or authority to control CSO’s business.

11. Lender’s Representations and Warranties. Lender makes the following warranties and representations to CSO, all of which shall survive the execution and termination of this Agreement for any reason:

a. This Agreement is valid, binding and enforceable against Lender in accordance with its terms and Lender has received all necessary organizational approvals to enter into this Agreement and to perform its obligations hereunder. Except for Lender’s registration described below, Lender is not required to obtain the approval of, or be licensed by, any Regulatory Authority to lawfully perform its obligations hereunder.

b. Lender is a limited liability company duly formed, validly existing, and in full force and effect under the laws of the State of Ohio and is authorized and registered to do business in Ohio and in each other state in which the nature of its activities makes such authorization, registration, or licensing necessary or required. Lender is registered under the Ohio Second Mortgage Loan Law (Ohio Revised Code §§ 1321.51-.60) and will remain so registered throughout the term of this Agreement.

c. Lender is not affiliated with CSO or any affiliate of CSO.

d. Lender has the full organizational power and authority to execute and deliver this Agreement and perform all of its obligations hereunder.

e. The provisions of this Agreement and the performance of each of Lender’s obligations hereunder do not conflict with Lender’s Articles of Organization, Operating Agreement, or any agreement, contract, lease, or obligation to which Lender is a party or by which Lender is bound.

f. Neither Lender nor any principal thereof has been or is the subject of any of the following:

i. Criminal conviction (other than misdemeanor traffic offenses);

ii. IRS lien;

iii. Enforcement agreement, memorandum of understanding, cease and desist order, administrative penalty, or similar agreement concerning lending matters;

iv. Administrative or enforcement proceeding or material investigation commenced by the Securities Exchange Commission, state securities regulatory authority, Federal Trade Commission, or any other state or federal Regulatory Authority (excluding routine examinations conducted by a Regulatory Authority and excluding communications received in the ordinary course of business from any Regulatory Authority such as communications concerning consumer complaints or communications related to immaterial issues); or

v. Restraining order, decree, injunction, or judgment in any proceeding or lawsuit alleging fraud or deceptive practices or illegal activity on the part of Lender or any principal thereof.

For purposes of this Section 11(f) the term “principal” of Lender shall include (i) any person directly or indirectly owning a ten percent or more equity interest of Lender, (ii) any officer, member or director of Lender and (iii) any other person having the power or authority to control Lender’s business.

12. Ownership of Customer Information. Each party shall take all steps necessary and appropriate to maintain the confidentiality of Loan applicant and Borrower names, addresses, and telephone numbers and all account and other “nonpublic personal information” (as used in and defined by the GLBA), including payment information, regarding Borrowers and Loan applicants who have been declined and all records, data, and information pertaining to the foregoing (collectively, “Customer Information”). Lender and CSO jointly and severally shall own all Customer Information; provided, however, that neither party hereto will use any of such Customer Information except to the extent permitted by the Program Guidelines and the privacy policies of each of CSO and Lender set forth in the documents described in the Program Guidelines. Notwithstanding the foregoing, without the need for obtaining Lender’s consent, CSO shall be free to use Customer Information for purposes of marketing, offering, selling, brokering, underwriting and providing other products and services, including, without limitation, other loan products and services that may be offered to consumers by CSO, any Third Party Service Provider of CSO or any other lenders through the distribution channels of CSO and any Third Party Service Provider of CSO, provided that, in all cases, however, any use by CSO of any such Customer Information shall comply with (i) all applicable Rules, (ii) the requirements of the Program Guidelines, and (iii) the above-described privacy policies of both CSO and Lender and in the event any such Customer Information is used in connection with marketing, offering, selling, brokering, underwriting or providing loans made by any party other than CSO, Lender agrees that such other lender may jointly own such Customer Information with CSO and Lender, so long as such other lender has a privacy policy no less restrictive than Lender’s privacy policy described in the Program Guidelines and agrees in writing to comply with such privacy policy and the privacy policies of CSO and Lender. In addition, notwithstanding that Lender has an ownership interest in the Customer Information, Lender agrees that it will not use the Customer Information to market any other products or services to the Borrowers or to Loan applicants who have been declined without the prior written consent of CSO; provided that nothing herein shall prevent Lender from making a loan to one or more Customers whose loan applications are processed and approved independently through Lender’s business arrangements with other credit services organizations. Without limiting the foregoing, each of CSO and Lender shall adopt and maintain reasonable procedures relating to administrative, technical, and physical safeguards to: (a) ensure the security and confidentiality of any Customer Information that such party receives; (b) protect against any anticipated threats or hazards to the security or integrity of any Customer Information that such party receives; (c) protect against the unauthorized access to or use of any Customer Information that such party has in its possession which could result in substantial harm or inconvenience to any Borrower or Loan applicant; (d) ensure the proper disposal of any Customer Information that such party has in its possession; and (e) utilize a safeguards program that is compliant with 16 C.F.R. Part 314. Notwithstanding anything herein to the contrary, CSO shall be the sole owner of all CSO Disclosure Statements and all CSO Contracts and any information contained therein. The rights and obligations of the parties under this Section 12 shall indefinitely survive the termination of this Agreement.

13. Term. The term of this Agreement shall be for a period of one (1) year commencing as of the date hereof; provided, however, that either party hereto may terminate this Agreement prior to the expiration of its term pursuant to the provisions of this Section 13 and Section 14 below. This Agreement shall be renewed automatically for successive one-year terms unless the party not wishing to renew provides the other party with sixty (60) days advance written notice of non-renewal. Each party hereto shall have the right to terminate this Agreement immediately upon written notice to the other party hereto, if (i) the terminating party determines in its reasonable discretion that the activities of the parties under this Agreement or the CSO Program and/or the Loan Program contravene, conflict with, are prohibited by, are improper under or are not permitted under any of the Rules; (ii) any Regulatory Authority having jurisdiction over the CSO Program and/or the Loan Program, CSO or Lender requires the terminating party to terminate this Agreement; (iii) the terminating party determines in its reasonable discretion that continued operation of the CSO Program and/or the Loan Program may materially adversely affect the ongoing operations of the terminating party or those of the terminating party’s affiliates; and in the event of a termination of this Agreement pursuant to this clause (iii), the terminating party shall provide the other party hereto with a written explanation of the basis for such termination, or (iv) the terminating party determines in its reasonable discretion that continued operation of the CSO Program and/or the Loan Program may materially adversely affect the relationship between the terminating party or any of its affiliates and any Regulatory Authority having jurisdiction over any of them.

In addition, if Lender modifies any Loan term, interest rate, fee, or other charge, or if Lender materially modifies any underwriting criteria for the Loans, CSO may terminate this Agreement upon thirty (30) days prior written notice to Lender if CSO determines in its reasonable discretion that such modification by Lender would render it economically infeasible for CSO to continue to perform its duties and responsibilities hereunder or that such modification would cause any aspect of the CSO Program and/or the Loan Program to be in violation of any Rule.

Notwithstanding termination of this Agreement, the parties’ obligations with respect to outstanding Loans shall remain in effect for so long as such Loans remain outstanding.

14. Termination Upon Default.

a. Either party hereto shall have the right to terminate this Agreement upon occurrence of one or more of the following events:

i. failure by the other party to observe or perform that party’s obligations to the other hereunder or to comply with any provision of this Agreement, so long as the failure or nonperformance is not due to the actions of the terminating party;

ii. in the event any financial information, representation, warranty, statement or certificate furnished to either party by the other party in connection with this Agreement, or any separate material statement or document delivered or to be delivered hereunder by either party hereto to the other party, is materially false, misleading, or inaccurate as of the date made or delivered;

iii. in the event a party hereto (or an affiliate of such party) defaults under any other agreement executed between the parties hereto (and/or any of their respective affiliates) and such default continues beyond any applicable notice and cure period provided for such default under such other agreement; or

iv. without cause with 120 days prior written notice to the other party.

b. The Agreement may be terminated pursuant to Section 14(a)(i) above only if the default continues for a period of thirty (30) days after the defaulting party receives written notice from the other party specifying the default in the case of a non-monetary default, or ten (10) days after the default in the case of a failure to pay any amount when due hereunder.

c. In addition to any other right to terminate this Agreement, a party may terminate this Agreement if the other party hereto, or such other party’s principals (as defined in Section 10 or Section 11 above, as the case may be) is the subject of any of the following or if any of the following occurs with respect to such other party or such other party’s principals: insolvency, inability to pay its debts as they become due, the filing of a voluntary bankruptcy petition, the filing of an involuntary bankruptcy petition which is not dismissed within thirty (30) days after filing thereof, dissolution or termination of its existence as a going concern, or the appointment of a receiver for any part of its property.

15. Indemnification.

a. CSO’s Indemnification Obligations.

i. Except to the extent of Damages (as defined in Section 15(d)) expressly excluded under this Agreement, CSO hereby agrees to defend, indemnify and hold harmless, Lender and its affiliates, and their respective directors, officers, employees, shareholders, members, lenders, partners, attorneys and agents (herein, the “Lender Indemnified Parties”), from and against any and all Damages suffered or incurred by the Lender Indemnified Parties (or any of them) relating to, accruing or arising or alleged to have accrued or arisen in whole or in part out of or in consequence of any and all of the following: (A) any actual or alleged injury (physical or otherwise) to any actual or prospective Borrower, to any actual or prospective customer of CSO, or to any employee of CSO actually or allegedly caused in whole or in part by CSO or any CSO Indemnified Party (as defined in Section 15(b)(i)); (B) any transaction (whether one or more) arising out of, relating to and or pursuant to this Agreement, the Program Guidelines, the CSO Program or the Loan Program; (C) any act or omission (whether one or more) of CSO or its employees, agents or representatives related to this Agreement, the Program Guidelines, the CSO Program or the Loan Program; (D) any act or omission (whether one or more) of any Third Party Service Provider retained by CSO in connection with this Agreement, the Program Guidelines, the CSO Program or the Loan Program; (E) the inaccuracy of any warranty or representation made by any Third Party Service Provider retained by CSO in connection with this Agreement, the Program Guidelines, the CSO Program or the Loan Program; (F) the breach of any obligation owed by any Third Party Service Provider retained by CSO in connection with this Agreement, the Program Guidelines, the CSO Program or the Loan Program; (G) any breach by CSO (or its employees, agents or representatives) of its obligations under or related to this Agreement, the Program Guidelines, the CSO Program or the Loan Program; (H) the breach or inaccuracy of any representation or warranty of CSO set forth in this Agreement or any other document or agreement executed in connection herewith; (I) any claim, allegation or determination (including any settlement, judgment or ruling with respect thereto) that the Loans or the activities, practices, and/or procedures of the parties hereunder, under the Program Guidelines or related to the CSO Program or the Loan Program contravene, conflict with, are prohibited by, are improper under or are not permitted under any of the Rules (including, without limitation, usury laws, consumer protection laws, racketeering laws (including the Federal Racketeering Influenced and Corrupt Organizations Act), and the Federal Truth in Lending Act and rules and regulations related thereto) or are fraudulent or unconscionable; (J) any other claim, allegation or investigation asserted by or on behalf of a Borrower, a prospective Borrower or a Regulatory Authority with respect to the Loans or the activities, practices, and/or procedures of the parties under this Agreement or the Program Guidelines or related to the CSO Program or the Loan Program; (K) any examination or audit conducted by a Regulatory Authority as provided in Section 19; (L) any burglary, robbery, fraud or theft at any of CSO’s locations or on any of CSO’s premises; (M) any marketing or administration of the Loans by persons other than Lender and its employees (including loss, theft or misuse of Loan proceeds, Loan payments and drafts and instruments issued or received in connection therewith); and (N) any claim relating to the reporting of inaccurate, incomplete or untimely information to a consumer reporting agency or credit bureau.

ii. The obligations of CSO to defend, indemnify and hold harmless Lender and the Lender Indemnified Parties under this Section 15(a) shall extend, without limitation, to liability for Lender’s negligence; provided, however, that nothing herein shall be construed to require CSO to indemnify the Lender Indemnified Parties (or any of them) for Damages suffered by any of them directly or indirectly related to, resulting from or arising out of any of the following: (A) burglary, robbery, fraud or theft from or at any premises of the Lender, (B) the marketing or administration of the Loans by any person other than CSO, its employees or any Third Party Service Provider engaged by it; (C) Lender’s alleged or actual violation of federal or state securities laws or laws pertaining to the formation, organization and operation of entities; (D) claims brought by the employees or shareholders of any Lender Indemnified Party; (E) a decline in the value of the ownership interests of Lender, its partners and affiliates; (F) adverse publicity or customer relations problems encountered or suffered by any Lender Indemnified Party unrelated to the Loan Program or the CSO Program; (G) the loss of non-Loan related business, or profits related thereto; (H) lost management time related to attending hearings and meetings with respect to matters which are the subject of indemnification under this Section 15; (I) any Lender Breach (hereinafter defined); or (J) the fraud or willful misconduct of Lender. The term “Lender Breach” shall mean the breach by Lender of any of its obligations expressly set forth herein; provided, however, any breach by Lender arising out of or related to the failure of Lender to comply with the Rules shall not be deemed a Lender Breach unless and until Lender fails to comply with its obligations under the last sentence of Section 8 hereof.

iii. CSO’s indemnification obligations under this Section 15(a) shall include the payment of all costs of defense, if any, including without limitation, all reasonable and necessary attorney’s fees, court costs, accounting fees, class action costs and expert fees, subject to CSO’s reimbursement rights under Section 15(c). Except as otherwise provided in this Section 15, the obligations of CSO to defend, indemnify and/or hold the Lender Indemnified Parties harmless under this Section 15 shall extend without limitation to the payment of all costs of defense for the actual or alleged omissions, negligence, gross negligence, and intentional acts of Lender, including Lender’s sole or concurrent negligence. It is contemplated that CSO’s defense obligations under this Section 15(a) may be, but shall not necessarily be, broader than its indemnification obligations hereunder.

b. Lender’s Indemnification Obligations.

i. Except to the extent of Damages expressly excluded under this Agreement or Damages for which CSO otherwise is obligated to defend, indemnify and/or hold harmless the Lender Indemnified Parties as set forth above, Lender hereby agrees to defend, indemnify and hold harmless, CSO and its members and affiliates, and their respective directors, officers, employees, shareholders, members, lenders, partners, attorneys and agents (herein, the “CSO Indemnified Parties”), from and against any and all Damages suffered or incurred by the CSO Indemnified Parties (or any of them) relating to, accruing or arising or alleged to have accrued or arisen in whole or in part out of or in consequence of any and all of the following: (A) any Lender Breach or the inaccuracy of any warranty or representation of Lender set forth in this Agreement; (B) the willful act or omission of Lender or its employees, agents or representatives; (C) any act or omission (whether one or more) of any Third Party Service Provider retained by Lender without the consent of CSO; (D) the inaccuracy of any warranty or representation made for the benefit of CSO by any Third Party Service Provider retained by Lender without the consent of CSO; (E) the breach of any obligation owed to CSO by any Third Party Service Provider retained by Lender without the consent of CSO; and (F) any burglary, robbery or theft by Lender or any of its affiliates (or any of their respective employees).

ii. Nothing herein shall be construed to require Lender to indemnify, defend or hold harmless the CSO Indemnified Parties (or any of them) for Damages suffered by any of them directly or indirectly related to, resulting from or arising out of any of the following: (A) any breach by CSO of its representations, warranties, covenants or obligations under this Agreement; (B) the breach of any obligation of a Third Party Service Provider retained by CSO; (C) the negligence or willful misconduct of CSO; any CSO Indemnified Party or any Third Party Service Provider retained by CSO; (D)

burglary, robbery, fraud or theft at or from any premises of the CSO or any CSO Indemnified Party; (E) marketing or administration of the Loans by persons other than Lender or its employees; (F) any claim, investigation or allegation made by any regulatory or governmental authority or agency arising from or relating to the activities of CSO; (G) any claim (including any settlement, judgment or ruling with respect to such claim) that CSO or Lender has violated any of the Rules (including the Federal Racketeering Influenced and Corrupt Organizations Act) or is liable for fraud or unconscionable actions; (H) any claim that any CSO Indemnified Party allegedly or actually violated any federal or state securities laws or laws related to the formation, organization and operation of entities; (I) a decline in the value of the ownership interests of any CSO Indemnified Party; (J) any claims brought by any owner or employee of any CSO Indemnified Party; (K) adverse publicity or customer relations problems suffered by any CSO Indemnified Party; (L) the loss of non-Loan related business, or profits related thereto by any CSO Indemnified Party; (M) non-monetary sanctions imposed by any court or Regulatory Authority; and (N) lost management time related to attending hearings and meetings with respect to matters which are the subject of indemnification under this Section 15.

iii. Lender’s indemnification obligations under this Section 15(b) shall include the payment of all costs of defense, if any, including without limitation, all reasonable and necessary attorney’s fees, court costs, accounting fees, class action costs and expert fees, subject to Lender’s reimbursement rights under Section 15(c).

c. Obligation to Refund Advanced Damages. In the event that either party hereto reimburses the other party hereto for Damages pursuant to the indemnification provisions of this Section 15, in advance of the final disposition of the underlying claim, and if it is ultimately determined by settlement or pursuant to the dispute resolution provisions hereof that such Damages directly arose out of an occurrence that did not require such indemnification under Section 15(a) or Section 15(b), as applicable, then the reimbursed party agrees to repay to the other party any such Damages for which it received advanced reimbursement to which it was not entitled hereunder. All Damages required to be repaid under this Section 15(c) shall be repaid within 5 business days following the above-described ultimate determination.

d. Additional Definitions. The Lender Indemnified Parties and the CSO Indemnified Parties sometimes are referred to herein as the “Indemnified Parties” or individually as an “Indemnified Party,” and “Indemnifying Party” may refer to CSO or Lender, in their capacities as indemnitors hereunder. “Damages” means any and all claims, demands, liabilities, losses, penalties, fines, judgments, damages, settlements, out-of-pocket costs, and expenses (including, without limitation, legal fees, court costs, accounting fees, disbursements and class action costs).

e. Notice. An Indemnified Party promptly shall notify the Indemnifying Party, in writing, of any suit or threat of suit of which that party becomes aware which may give rise to a right to indemnification under this Agreement (but in any event within 30 days of the discovery of such claim), and any Indemnified Party seeking indemnification hereunder promptly shall notify the Indemnifying Party, in writing, of any indemnified loss; provided, however, that the failure of an Indemnified Party alleging a right of indemnity hereunder to provide prompt notice to the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only if and to the extent that the Indemnifying Party can prove that such failure to provide prompt notice actually and materially prejudiced its rights. The Indemnified Party shall provide to the Indemnifying Party, as promptly as practicable after the delivery of such notice, all information and documentation reasonably requested by the Indemnifying Party to support and verify the claim asserted.

f. Defense and Counsel. At its sole cost and expense, the Indemnifying Party may employ counsel chosen by the Indemnifying Party, provided that such counsel shall be reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right, at its own expense, to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein; provided, however, that the Indemnifying Party shall be responsible for reasonable attorneys’ fees and legal expenses related to the separate counsel retained by the Indemnified Party if the Indemnified Party reasonably concludes that the ability of the Indemnified Party to prevail in the defense of any claim is or will be materially improved if separate counsel represents the Indemnified Party or if separate counsel is appropriate because of legal ethics considerations. An Indemnifying Party shall not be liable for the settlement of any claim entered into without its prior written consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to a settlement of any claim that provides for any relief other than the payment of monetary damages by the Indemnifying Party without the applicable Indemnified Party’s prior written consent, which shall not be unreasonably delayed or withheld; provided that an Indemnified Party’s withholding of or delaying consent shall not be deemed unreasonable if the proposed settlement arrangement allocates liability or financial obligations directly to the Indemnified Party. If the Indemnifying Party chooses to so defend, all parties hereto shall cooperate in the defense thereof and shall furnish such records, information and testimony, and shall attend such conferences, discovery proceedings, hearings, trials and appeals as reasonably may be request in connection therewith, all at the Indemnifying Party’s sole cost and expense.

g. Joint Defense Agreement. The parties agree that, if both parties are named as defendants in the same lawsuit, arbitration or other proceeding arising out of or related to this Agreement, the CSO Program and/or the Loan Program, the parties may enter into a joint defense agreement reasonably acceptable to the parties; provided, however, that any such joint defense agreement shall not preclude any party from asserting any counterclaims, cross-actions or third-party claims to which it may be entitled to assert.

h. Survival. This Section 15 shall survive and shall continue to be binding on the parties notwithstanding any termination, cancellation or expiration of this Agreement.

i. Each party expressly agrees, warrants and represents that it has read the terms of this Section 15, understands same and that the terms of this Section 15 are clear, conspicuous and unequivocal.

16. Expenses. Except as expressly provided to the contrary in this Agreement, each party shall be responsible for all expenses incurred by it in the performance of its obligations under this Agreement, including any expenses incurred by it in performing its respective duties set forth in Section 3 or Section 4 above, as the case may be.

17. Scope of Relationship. The parties agree that the relationship established by this Agreement is non-exclusive. Without limiting the foregoing and subject to the provisions of Section 12 and Section 18 of this Agreement, each party hereto is expressly permitted, without the need for obtaining any further consent or approval from the other party hereto, to market, offer, sell, broker, underwrite and/or provide other products and services, including, without limitation, any other loan products and services and specifically including, without limitation, any loan products and services similar in scope and nature to the Loans and the related services contemplated by the Program Guidelines, through any of their respective distribution channels and the distribution channels of their respective Third Party Service Providers, including, without limitation, any of such distribution channels through which Loans are offered pursuant to this Agreement.

18. Confidentiality; Red Flag and Other Obligations.

a. Confidentiality. In performing their obligations pursuant to this Agreement, each party may have access to and receive disclosure of certain confidential information about the other party or parties, including, without limitation, the names and addresses of a party’s customers or members, marketing plans and objectives, research and test results, and other information which is confidential and the property of the party disclosing the information (“Confidential Information”). The parties agree that the term Confidential Information shall include this Agreement, the Program Guidelines, and the Program Materials, as the same may be amended and modified from time to time. Confidential Information of a party hereto shall not include information in the public domain or that is independently developed by the other party hereto. Lender and CSO agree that Confidential Information shall be used by each party solely in the performance of its obligations under this Agreement. Each party shall receive Confidential Information in confidence and shall not disclose Confidential Information to any third party, except as may be permitted hereunder or under the Program Documents, or as may be necessary to perform its obligations hereunder, or as may be otherwise agreed in writing by the party furnishing the information, or as required by the Rules or any Regulatory Authority. In the event that either party (the “Restricted Party”) is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such party will provide the other party with prompt notice of such request(s) so that the other party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement. In the event that the other party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information so furnished as a Restricted Party would reasonably exercise in assuring the confidentiality of any of its own confidential information. Notwithstanding anything herein to the contrary, and except as provided in Section 17 above, nothing herein shall prohibit either party hereto from entering into agreements with any other party that include program guidelines and program materials that may or may not be the same as, or substantially similar to, the Program Guidelines and Program Materials. Upon request or upon any expiration or termination of this Agreement, each party hereto shall return to the other party or destroy (as the latter may instruct) all of the latter’s Confidential Information in the former’s possession which is in any written or other recorded form, including data stored in any computer medium; provided, however, that each party may retain the Confidential Information of the other party (but subject to the requirements of this Section 18) to the extent that such party needs access to such information to continue to perform any of its obligations hereunder or to broker or service Loans or otherwise perform obligations owed by each party to the other party. Notwithstanding the foregoing, to the extent there are any inconsistencies between this Section 18 and Section 12 above, the provisions of Section 12 above shall control.

b. Red Flag and Other Obligations. Lender and CSO shall comply with their respective obligations under the Red Flag Rules and the Money Laundering and Anti-Terrorism Rules.

19. Regulatory Examinations and Audits. Each party agrees to submit to any examination which may be required by any Regulatory Authority with audit and examination authority over the other party, to the fullest extent that such Regulatory Authority may require and to the fullest extent provided by law. Each party (either directly or by the use of accountants or other agents or representatives) may audit, inspect, and review the other party’s files, records, and books with respect to the Loans, compliance with the CSO Program and/or the Loan Program and its business operations. Each party agrees to submit such information as the other party may from time to time reasonably request in order to ascertain the submitting party’s compliance with the requirements of this Agreement and compliance with the CSO Program and/or the Loan Program. Each party agrees to submit to operational audits and audits of such party’s electronic data processing functions, as the other party may reasonably request from time to time. The auditing party will promptly submit the results of such audits to the audited party. Any such audit shall be performed at the auditing party’s sole cost and expense. The parties acknowledge and agree that, as and to the extent provided by law, Lender shall be responsible to Borrowers, prospective Borrowers, and Regulatory Authorities having jurisdiction over Lender, the CSO Program and/or the Loan Program for compliance with the Rules as they may apply to the Loans and the Program Materials, but subject to the full performance by CSO of its obligations hereunder and the accuracy of CSO’s warranties and representations set forth herein concerning compliance with the Rules. CSO acknowledges that in discharging its compliance obligations under the Rules Lender shall rely on the full performance by CSO of its duties and obligations hereunder and the accuracy of CSO’s warranties and representations set forth herein.

20. Relationship of Parties; No Authority to Bind. Lender and CSO agree that (a) Lender and CSO are independent contractors to each other in performing their respective obligations hereunder, (b) Lender shall not hold any ownership in CSO or possess a leasehold interest in CSO’s offices or any personal property located therein, except that Lender shall be the exclusive owner of all Loan Documents (as defined below), (c) no Lender employees shall work in the CSO offices (except for Lender auditors who may examine CSO’s practices from time to time for compliance with the Program Guidelines), and (d) other than as may be necessary to generally effectuate CSO’s performance of its duties under this Agreement, Lender shall exercise no authority or control over CSO’s employees or methods of operation. Nothing in this Agreement or in the working relationship established and developed hereunder shall be deemed or is intended to be deemed, nor shall it cause, Lender and CSO to be treated as partners, joint venturers, joint associates for profit or otherwise be deemed to create a relationship of agent and principal, and in no event shall CSO be deemed or be entitled or permitted to act as an agent of Lender. Neither party shall have any authority to bind the other party to any agreement. Except as expressly set forth in this Agreement to the contrary, no actions or failure to act on the part of either party hereto shall be construed to imply the existence of any authority not expressly granted herein. CSO is not authorized to, and shall not make or amend any contract, incur any debt or liability, or extend any credit or enter into any obligation on behalf of Lender; modify or amend any document evidencing a Loan (a “Loan Document”), extend the time for making any payment which may become due under any Loan; or waive any of Lender’s rights or privileges under any agreement made by Lender. CSO understands and agrees that CSO’s name shall not appear on any Loan Document as the maker of a Loan. CSO further understands and agrees that CSO shall not have any participation in the credit decision to make or provide a Loan, a Loan renewal or a Loan refinance or any participation in any act pertaining to the funding of a Loan, a Loan renewal or a Loan refinance, except as and if directed by Lender under the Program Guidelines. Notwithstanding any delegation of duties pursuant to the immediately preceding sentence, credit and funding decisions at all times shall be made by Lender, in its sole and absolute discretion. CSO shall refer to Lender any inquiries concerning the accuracy, interpretation, or legal effect of any Loan Document. CSO shall not negotiate the terms of any Loan Document on behalf of Lender. Lender shall be deemed to have received and reviewed the Loan Documents and supporting materials only after the Loan Documents and materials have been previously received at Lender’s offices or, if designated by Lender, by Processor. CSO shall not represent to anyone that CSO has the authority or power to do any of the foregoing and shall make no representations concerning Lender’s transactions. In no event may CSO act as Lender’s agent or represent to others that it may act as Lender’s agent. In the event that either party reasonably determines that any provision of this Agreement requires an act that applicable Rules disallow in order for CSO and Lender to operate lawfully as an independent credit services organization and lender, respectively, or otherwise causes a material risk of violating applicable Rules, then the parties shall promptly and in good faith attempt to agree to a modification so as to reduce or eliminate such risk of not conforming to applicable Rules. Lender shall not have any authority or control over any of the property interests or employees of CSO, nor shall Lender have any authority or control over any of the property interests or employees of those affiliates of CSO that own and operate stores at which or other portals through which potential Borrowers are offered the opportunity to complete and submit applications for Loans. CSO has and at all times shall retain the full authority to determine which potential Borrowers are offered the opportunity to complete and submit applications for Loans. As used herein, the term “Loan Document” shall not include any agreements that CSO or any affiliate of CSO may enter into directly with any party that governs the agreement of CSO or an affiliate of CSO to attempt to broker a Loan on behalf of any Borrower or any party who applies for, but is denied, a Loan.

21. Governing Law; Arbitration; Consent to Jurisdiction.

a. Governing Law and Jurisdiction. This Agreement shall be construed and performed in accordance with the laws of the State of Ohio, without reference to Ohio choice of law or conflicts of law. All Parties agree that any arbitration or litigation related to this

Agreement or any dispute between the Parties will be conducted in Montgomery County, Ohio, unless the Parties mutually agree on another location. Each Party consents to subject matter jurisdiction, personal jurisdiction and venue in Montgomery County, Ohio.

b. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules, and any temporary or final judgment or award rendered by the arbitrator(s) may be entered in any state or federal court in Montgomery County, Ohio. All Parties expressly waive their right to a jury trial for any such claim.

c. Injunctive and Other Relief. This agreement to arbitrate includes claims for injunctive relief, and the Parties agree that the AAA has the jurisdiction and authority to grant temporary or preliminary injunctive relief pursuant to Rule 38 of the AAA Commercial Arbitration Rules, but also subject to Rule 65(A) and (B) of the Ohio Rules of Civil Procedure.

The Parties agree that the arbitrator(s) shall not have the power to award punitive or exemplary damages for any claim or controversy.

d. Fees and Expenses. The Parties agree that the AAA Commercial Arbitration Rules govern the award of attorney fees and expenses, and hereby expressly permit the AAA arbitrator or panel to award reasonable and necessary attorney fees and expenses in their discretion to the prevailing party in their discretion.

e. Confidentiality. At the request of either Party, the arbitration proceedings and any award or judgment will be conducted in the utmost confidentiality; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrator or panel in confidence, available for inspection only by the parties and their respective attorneys and experts, who agree to maintain such information in confidence.

f. Joinder. Where applicable, all disputes hereunder shall be joined in or consolidated with the related proceeding(s), if any, among Lender, CSO and any affiliated entities.

22. Severability. If any provision of this Agreement is held to be improper, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such improper, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the improper, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such improper, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such improper, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

23. Successors and Third Parties. This Agreement and the rights and obligations hereunder shall bind and inure to the benefit of the parties hereto and their successors and assigns. Except as expressly provided herein with respect to Third Party Service Providers, the obligations, rights and benefits hereunder are specific to the parties hereto and shall not be delegated or assigned without the prior written consent of the other party, which shall not be unreasonably withheld. As a condition to an assignment of any obligations, rights or benefits hereunder, the assignee of such obligations, rights and benefits must agree to be bound by the terms of this Agreement pursuant to an assignment document executed by such assignee, in form and substance reasonably satisfactory to both Lender and CSO. Nothing in this Agreement is intended to create or grant any right, privilege, or other benefit to or for any person or entity other than the parties hereto. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge that Lender can freely assign its rights in and with respect to the Loans (including, without limitation, its rights under Section 5 hereof) without CSO’s prior written consent, provided that the assignee satisfies the conditions set forth in this Section 23.

24. CSO Quarterly Certificate.

a. CSO shall furnish to Lender, upon request, a quarterly compliance certificate affirming its current and previous compliance with each of the following covenants during the applicable calendar quarter:

i. CSO is now and was at all relevant times a duly licensed credit services organization under CSOA;

ii. CSO is now and was at all relevant times and in all material respects in compliance with all Rules and the Program Guidelines and Loan terms;

iii. CSO is not now assisting, nor has it ever assisted any person or entity to procure any loan in Ohio as to which the contractual rate of simple interest per annum was greater than maximum interest rate authorized under Ohio law;

iv. CSO has not engaged and is not now engaged in any discriminatory practice for the purpose of discouraging any Borrower (or prospective Borrower) in any aspect of the credit process or rejecting any Borrower (or prospective Borrower) for credit services on any basis prohibited by the Rules;

v. CSO has been and will remain in compliance in all respects with the GLBA, other applicable federal and state privacy Rules, and this Agreement, as each of them pertains to Customer Information; and

vi. CSO has not violated and will not violate any term of this Agreement pertaining to the use and/or protection of Lender’s Confidential Information.

b. CSO has and will continue to timely furnish all information required herein, which information has and will be in all material respects, truthful and accurate.

c. Any failure or inability on the part of CSO timely and truthfully to issue such compliance certificate shall be an event of default hereunder on the part of CSO.

d. Such other matters as Lender may reasonably request.

25. Notices. All notices, requests, and approvals required or permitted by this Agreement shall be in writing and addressed/directed to the other party at the address/facsimile number below or at such other address of which the notifying party hereafter receives notice in conformity with this Section 25. All such notices, requests, and approvals shall be deemed given upon the earlier of facsimile transmission or actual receipt thereof:

To Lender:	NCP Finance Ohio, LLC
205 Sugar Camp Circle, Dept. ELV
Dayton, OH 45409
Fax No.: 937.586.9474
Attention: CEO,

To CSO:	RISE Credit Service of Ohio, LLC
4150 International Plaza, Suite 300
Fort Worth, TX 76109
Attention: Senior Director of Products

26. Proprietary Rights. No right, title or interest in, to or under any Proprietary Rights of any party are created or assigned or otherwise transferred to the other party pursuant to this Agreement. Nothing in this Agreement constitutes a work for hire agreement, and nothing in this Agreement constitutes an agreement by a party to assign or otherwise convey title to any Proprietary Rights to the other party. Each party will retain full ownership of and title to all equipment, materials, hardware, software, inventions, innovations and other tangible and intangible property provided by or developed by such Party in connection with this Agreement.

27. Waiver. Neither party hereto shall be deemed to have waived any of its rights, powers or remedies hereunder except in an express writing signed by an authorized agent or representative of the party to be charged with such waiver.

28. Counterparts. This Agreement may be executed and delivered by the parties hereto in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of a signature hereto by facsimile transmission or by e-mail transmission of a document in the form of an Adobe portable digital file (PDF) shall be as effective as delivery of a manually executed counterpart hereof, and any such facsimile or PDF signature shall be treated as an original signature to this Agreement.

29. Specific Performance. Certain rights which are subject to this Agreement are unique and are of such a nature as to be inherently difficult or impossible to value monetarily. In the event of a breach of this Agreement by either party hereto, an action at law for damages or other remedies at law would be inadequate to protect the unique rights and interests of the parties. Accordingly, the parties may seek to enforce the terms of this Agreement, and the terms of this Agreement shall be enforceable, in a court of competent jurisdiction by a decree of specific performance or injunction, subject to the arbitration provisions of Section 21(b). Such remedies shall, however, be cumulative and not be exclusive and shall be in addition to any other remedy which the parties may have.

30. Further Assurances. From time to time, the parties will execute and deliver to the other such additional documents and will provide such additional information as either may reasonably require carrying out the terms of this Agreement.

31. Amendments and Modifications; Entire Agreement. This Agreement may be amended or modified only by a writing signed by duly authorized representatives of each party and dated subsequent to the date hereof. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement of the parties and shall supersede and merge all prior communications, representations, or agreements, either oral or written, between the parties hereto and thereto with respect to the subject matter hereof and thereof, except where survival of prior written agreements is expressly provided for herein or therein.

32. Headings. The headings contained in this Agreement are included for convenience only and shall not form any part of this Agreement.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Agreement is executed by the parties’ authorized officers and representatives and shall be effective as of the date first above written.

LENDER:		CSO:

NCP FINANCE OHIO, LLC		RISE CREDIT SERVICE OF OHIO, LLC

By:	/s/ Stephen McAllister	By:	/s/ Jason Harvison
Its:	CEO	Its:	COO

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